Exhibit 10.2

EXECUTION COPY

TERMINATION AND SETTLEMENT AGREEMENT

TERMINATION AND SETTLEMENT AGREEMENT, dated as of December 16, 2008 (this “Agreement”), is entered into among MAGNETAR FINANCIAL LLC, a Delaware limited liability company (“Magnetar Financial”), on behalf of itself and its Affiliates (collectively, “Magnetar”), INVESTMENT PARTNERS II (B), LLC, a Delaware limited liability company (“Investment Partners”), QRA SR, LLC, a Delaware limited liability company (“QRA”), TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP, a Delaware limited partnership (“Triangle Peak” and, together with Magnetar, Investment Partners and QRA, the “Series B Investors”), POST OAK ENERGY CAPITAL, LP, a Delaware limited partnership (“Post Oak”), CHAPARRAL ENERGY, INC., a Delaware Corporation (“Chaparral Energy”), on behalf of itself and Chaparral Exploration, L.L.C. (collectively, “Chaparral”), and EDGE PETROLEUM CORPORATION, a Delaware Corporation (“Edge”).

RECITALS

WHEREAS, Chaparral Energy and Post Oak entered into a Letter of Intent, dated as of June 16, 2008 (the “Letter of Intent”), pursuant to which Post Oak proposed an equity investment in Chaparral Energy;

WHEREAS, Magnetar and Chaparral Energy entered into a Stock Purchase Agreement, dated as of July 14, 2008 (the “Stock Purchase Agreement”), pursuant to which Magnetar, upon the satisfaction of certain conditions, would purchase, for $150 million, 1.5 million shares of Series B convertible preferred stock of Chaparral Energy (the “Series B preferred”);

WHEREAS, Magnetar and Triangle Peak entered into an Assignment and Assumption Agreement, dated as of August 15, 2008 (the “Triangle Peak Assumption Agreement”), pursuant to which Magnetar assigned to Triangle Peak the right to purchase 66,000 shares of Series B preferred in accordance with, and Triangle Peak agreed to become subject to, the terms and conditions of the Stock Purchase Agreement;

WHEREAS, Magnetar, Investment Partners and QRA entered into an Assignment and Assumption and Amendment Agreement, dated as of August 15, 2008 (the “Investment Partner/QRA Assumption Agreement” and, together with the Triangle Peak Assumption Agreement, the “Assumption Agreements”), pursuant to which Magnetar (i) assigned to Investment Partners the right to purchase 200,000 shares of Series B preferred in accordance with, and Investment Partners agreed to become subject to, the terms and conditions of the Stock Purchase Agreement, and (ii) assigned to QRA the right to purchase 50,000 shares of Series B preferred in accordance with, and QRA agreed to become subject to, the terms and conditions of the Stock Purchase Agreement;

WHEREAS, the Series B Investors’ obligations to purchase shares of Series B preferred under the Stock Purchase Agreement are subject to certain conditions set forth in Section 6.02 of that Agreement, including (without limitation) that Chaparral consummate a merger with Edge (the “Merger”), as set forth in a July 14, 2008 Merger Agreement among Chaparral Energy, Chaparral Exploration, L.L.C. (“Chaparral Exploration”) and Edge (the “Merger Agreement”) no later than December 31, 2008;

WHEREAS, Chaparral and Edge believe that the closing conditions set forth in the Merger Agreement will not be met on or before December 31, 2008, and have agreed to terminate the Merger Agreement by mutual written agreement pursuant to Section 7.1 of the Merger Agreement as of the date of this Agreement pursuant to the terms and conditions of that certain Merger Termination Agreement attached hereto as Exhibit A (the “Merger Termination Agreement”);

WHEREAS, in light of the foregoing, Chaparral and the Series B Investors have mutually agreed that it is in the best interests of each entity to terminate the Stock Purchase Agreement prior to December 31, 2008;

WHEREAS, the parties wish to amicably and efficiently resolve all rights and obligations under or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Commitment Letter (as defined below), and, with respect to specified parties, the Merger Agreement, including through the allocation of payment and the mutual exchange of releases and other consideration set forth herein; believe that any potential litigation or other dispute resolution mechanisms relating to the foregoing matters would be expensive, time-consuming, distracting and disruptive; and are entering into this Agreement to avoid the expense, time, distraction, disruption and other burdens of litigation relating thereto; and

WHEREAS, the parties desire to settle and finally resolve any and all potential claims or positions arising out of or relating to the foregoing matters that have been or may be asserted in connection with the terms of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Commitment Letter, or, with respect to specified parties, the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the consideration and representations, warranties, covenants and agreements contained herein and in Exhibit A hereto, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Stock Purchase Agreement.

ARTICLE II

TERMINATION AND SETTLEMENT

Section 2.1 Termination and Settlement.

(a) Termination of the Merger Agreement. The Merger Agreement has been voluntarily terminated by Chaparral Energy, Chaparral Exploration and Edge and is of no further force or effect pursuant to the Merger Termination Agreement.

(b) Termination of the Letter of Intent, Stock Purchase Agreement and Assumption Agreements. Upon payment of the Termination Payment (as defined below), the Letter of Intent, Stock Purchase Agreement and Assumption Agreements are hereby terminated in their entirety, are null and void and there shall be no liability or obligation on the part of the Series B Investors or Chaparral under the Stock Purchase Agreement or Assumption Agreements, or on the part of Post Oak or Chaparral under the Letter of Intent. Without limiting the foregoing, the Series B Investors waive any right to seek payment or reimbursement from Chaparral as set forth in Sections 5.02(b), 7.02(b) and 8.01 of the Stock Purchase Agreement, and Post Oak waives any right to seek payment or reimbursement from Chaparral as set forth in the Letter of Intent.

(c) Termination Payment. Within one business day of receiving a fully executed Agreement: (i) Magnetar, on behalf of the Series B Investors and Post Oak, shall cause payment to be made to Chaparral in the sum of U.S. $5,000,000.00 (FIVE MILLION DOLLARS) in respect of the termination and resolution of this matter, including in consideration of the further rights provided to Magnetar hereafter (the “Termination Payment”) and (ii) Chaparral hereby instructs Magnetar to pay $1.5 million of the Termination Payment to Edge and Magnetar agrees to make such payment as so instructed.

(d) Magnetar Investment Option. Chaparral Energy grants to Magnetar Financial, on behalf of itself and its Affiliates, the option to invest up to $25 million in shares of common stock of Chaparral Energy, at a pre-money valuation of $900 million. The purchase of such shares shall be subject to the terms set forth in the definitive agreements to be negotiated in the event Magnetar Financial exercises this option. Magnetar Financial and Chaparral Energy shall negotiate the terms of such definitive agreements in good faith. Magnetar Financial’s option expires on June 30, 2009; provided, that if Magnetar Financial has given notice of such exercise prior to June 30, 2009, the option shall not expire until the parties have not been able to negotiate, in good faith, such definitive documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Series B Investors. Each Series B Investor hereby represents and warrants that it has full power and authority to enter into this Agreement. Each Series B Investor hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Series B Investor and, assuming and conditioned that this Agreement constitutes the valid and binding agreement of the other Series B Investors, Post Oak, Chaparral and Edge, is the valid and binding obligation of such Series B Investor, enforceable against such Series B Investor in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by such Series B Investor.

Section 3.2 Representations and Warranties of Chaparral. Chaparral has full power and authority to enter into this Agreement. Chaparral hereby represents and warrants that: (a) this Agreement has been duly authorized, executed and delivered by Chaparral and, assuming and conditioned that this Agreement constitutes the valid and binding agreement of the Series B Investors, Post Oak and Edge, this Agreement is the valid and binding obligation of Chaparral, enforceable against Chaparral in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by Chaparral. Chaparral represents that the parties thereto have terminated the June 26, 2008 Senior Secured Credit Facility Commitment Letter and the Summary of Indicative Terms and Conditions (the “Commitment Letter”) by and among Chaparral, Chaparral Energy, L.L.C., JP Morgan Chase Bank, N.A., J.P. Morgan Securities Inc., The Royal Bank of Scotland plc, RBS Securities Corporation d/b/a RBS Greenwich Capital, Suntrust Bank and Suntrust Robinson Humphrey, Inc. for the contemplated debt financing for the Merger.

Section 3.3 Representations and Warranties of Edge. Edge has full power and authority to enter into this Agreement. Edge hereby represents and warrants that: (a) this Agreement has been duly authorized, executed and delivered by Edge and, assuming and conditioned that this Agreement constitutes the valid and binding agreement of the Series B Investors, Post Oak and Chaparral, this Agreement is the valid and binding obligation of Edge, enforceable against Edge in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by Edge.

Section 3.4 Representations and Warranties of Post Oak. Post Oak has full power and authority to enter into this Agreement. Post Oak hereby represents and warrants that: (a) this Agreement has been duly authorized, executed and delivered by Post Oak and, assuming and conditioned that this Agreement constitutes the valid and binding agreement of the Series B Investors, Edge and Chaparral, this Agreement is the valid and binding obligation of Post Oak, enforceable against Post Oak in accordance with its terms and (b) no material consent of any third party is required for the execution, delivery and performance of this Agreement by Post Oak.

Section 3.5 No Other Representations or Warranties. Each party disclaims the existence of or any reliance upon any representation or warranty other than those set forth herein.

ARTICLE IV

CHAPARRAL AND SERIES B INVESTOR RELEASES

Section 4.1 Series B Investor Release. Effective upon the execution of this Agreement by all parties hereto, each of the Series B Investors, for themselves and their officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, affiliates and employees (collectively, the “Investor Releasing Parties”), hereby fully releases and discharges Chaparral and its respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter (collectively, the “Investor Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

Section 4.2 Post Oak Release. Effective upon the execution of the Agreement by all parties hereto, Post Oak, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, affiliates and employees (collectively, the “Post Oak Releasing Parties”), hereby fully releases and discharges Chaparral and its respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all existing obligations, continuing obligations, claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter (collectively, the “Post Oak Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

Section 4.3 Chaparral Release. Effective upon the execution of the Agreement by all parties hereto and the payment and receipt of the Termination Payment as provided in Section 2.1(c), Chaparral, for itself and its officers, directors, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, stockholders and employees (collectively, the “Chaparral Releasing Parties”), hereby fully releases and discharges each of the Series B Investors, Post Oak, and their respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter (collectively, the “Chaparral Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

ARTICLE V

EDGE, CHAPARRAL AND SERIES B INVESTOR RELEASES

Section 5.1 Series B Investor-Edge Release. Effective upon the execution of this Agreement by all parties hereto, each of the Series B Investors, for itself and to the fullest extent allowed by law, those claiming through it (collectively, the “Investor-Edge Releasing Parties”), hereby fully releases and discharges Edge and its respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter (collectively, the “Investor-Edge Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

Section 5.2 Post Oak-Edge Release. Effective upon the execution of the Agreement by all parties hereto, Post Oak, for itself and to the fullest extent allowed by law, those claiming through it (collectively, the “Post Oak-Edge Releasing Parties”), hereby fully releases and discharges Edge and its respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all existing obligations, continuing obligations, claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter (collectively, the “Post Oak-Edge Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

Section 5.3 Chaparral-Edge Release. Effective upon the execution of the Agreement by all parties hereto and the payment and receipt of the Termination Payment as provided in Section 2.1(c), Chaparral, for itself and to the fullest extent allowed by law, those claiming through it (collectively, the “Chaparral-Edge Releasing Parties”), hereby fully releases and discharges Edge and its respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement or Assumption Agreements including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements or Commitment Letter (collectively, the “Chaparral-Edge Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

Section 5.4 Edge Release.

(a) Effective upon the execution of the Agreement by all parties hereto and the payment and receipt of the Termination Payment as provided for in Section 2.1(c), Edge, for itself and to the fullest extent allowed by law, those claiming through it (collectively, the “Edge Releasing Parties”), hereby fully releases and discharges the Series B Investors, Post Oak and their respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter; provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

(b) Effective upon the execution of the Agreement by all parties hereto and the payment and receipt of the Termination Payment as provided for in Section 2.1(c), the Edge Releasing Parties hereby fully release and discharge Chaparral and its respective subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources), from any and all claims, actions, causes of action, demands and charges of whatsoever nature, known or unknown, arising out of, or relating to the Letter of Intent, Stock Purchase Agreement or Assumption Agreements, including any claim relating to the termination of the Letter of Intent, Stock Purchase Agreement or Assumption Agreements (collectively, with the claims released in Section 5.4(a), the “Edge Released Claims”); provided, however, that, for the avoidance of doubt, nothing contained herein shall be deemed to release or waive any rights, or release any party hereto from its obligations, under this Agreement.

ARTICLE VI

SCOPE OF RELEASES, COVENANT NOT TO SUE AND INDEMNIFICATION

Section 6.1 Scope of Releases and Discharge. The beneficiaries of the releases set forth in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.3 and 5.4 (collectively, as it relates to the party granting a release, the “Released Claims”) are, collectively, the “Released Persons.” The parties acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the Released Claims or the Released Persons. The parties know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties and the desirability of entering into this Agreement. It is nonetheless the intent of the parties to give a full and complete release and discharge of the Released Claims. To that end, with respect to the Released Claims only, the parties expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code. With respect to the Released Claims only, the Parties expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, or any New York, Delaware, Illinois, Oklahoma, Texas or other state’s counterpart thereto, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Section 6.2 Covenant Not to Sue. Each of the parties hereto covenants, on behalf of itself and (i) the Investor Releasing Parties and the Investor-Edge Releasing Parties, in the case of the Series B Investors, (ii) the Chaparral Releasing Parties and Chaparral-Edge Releasing Parties, in the case of Chaparral, (iii) the Post Oak Releasing Parties and the Post Oak-Edge Releasing Parties, in the case of Post Oak, and, (iv) to the fullest extent allowed by law, the Edge Releasing Parties, in the case of Edge, and with respect to the Chaparral Releasing Parties, the Chaparral-Edge Releasing Parties and the Edge Releasing Parties, effective upon the payment and receipt of the Termination Payment as provided in Section 2.1(c), not to bring any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, cross-claim, or counterclaim. However, any Released Person may plead this Agreement as a complete defense and bar to any Released Claim brought or threatened in derogation of this covenant not to sue.

Section 6.3 Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.

Section 6.4 Indemnification of the Series B Investors and Post Oak.

(a) Chaparral agrees to hold harmless and indemnify the Series B Investors, Post Oak and each of their respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources) (collectively, the “Chaparral Series B Indemnified Persons”), from and against any and all losses, claims, demands, judgments, damages, liabilities and expenses, including (without limitation) any payments made in settlement of any such claims (each, a “Loss” and, collectively, the “Losses”) whatsoever (including reasonable expenses incurred in preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) imposed on or incurred by any Chaparral Series B Indemnified Person, to the extent that such Loss results from any claim or cause of action that is a Chaparral Released Claim brought by or on behalf of any one or more of the Chaparral Releasing Parties. Any person indemnified initially hereunder shall remain so indemnified, regardless of any subsequent change in their position or status that qualified such person for indemnification initially.

(b) Edge agrees to hold harmless and indemnify the Series B Investors, Post Oak and each of their respective parents, subsidiaries and affiliates and their respective officers, directors, managing directors, stockholders, partners, members, predecessor entities, successors and assigns, parents, subsidiaries, affiliates, employees and attorneys and other advisors and agents (including debt and equity financing sources) (collectively, the “Edge Series B Indemnified Persons”), from and against any and all Losses whatsoever (including reasonable expenses incurred in preparing or defending against any litigation or proceeding, commenced or threatened, or any claims whatsoever whether or not resulting in any liability) imposed on or incurred by any Edge Series B Indemnified Person, to the extent that such Loss results from any claim or cause of action that is an Edge Released Claim brought by Edge. Any person indemnified initially hereunder shall remain so indemnified, regardless of any subsequent change in their position or status that qualified such person for indemnification initially.

(c) The beneficiaries of the indemnification provisions set forth in Sections 6.4(a) and 6.4(b) are, collectively, the “Indemnified Persons.” If an Indemnified Person intends to seek indemnification pursuant to this Section 6.4 with respect to any claim, demand or cause of action described in Sections 6.4(a) or 6.4(b) , such Indemnified Person shall promptly provide written notice to the party from whom indemnification is being sought (in accordance with Section 7.5 hereof) describing such claim, demand or cause of action in reasonable detail and providing copies of all material written evidence thereof and the estimated amount of the Losses that have been or may be sustained by the Indemnified Person; provided, however, that the failure to provide such notice or information shall not affect the obligations of the indemnifying party unless it is actually prejudiced thereby, and then it will be relieved of such obligation only to the extent of the prejudice. Any Indemnified Person shall be entitled to retain its own counsel in connection with any such asserted claim, demand or cause of action or defense thereof. No Indemnified Person shall agree to a settlement of, or the entry of any judgment arising from, any claim or cause of action, without the prior written consent of the indemnifying party, such consent not to be unreasonably conditioned, withheld or delayed; provided, however, that in no event shall an Indemnified Person be required to admit or consent to any finding of any liability, wrongdoing, damages or injunctive relief whatsoever.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Publicity. Immediately following the execution and delivery of this Agreement, Chaparral and Edge shall issue a press release and each shall file with the Securities and Exchange Commission a current report on Form 8-K, in each case announcing the execution of this Agreement. Such press releases issued by Edge or Chaparral regarding this Agreement, the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter shall be subject to the prior review and approval of Magnetar, which approval shall not be unreasonably withheld. Any press release issued by a Series B Investor or Post Oak regarding this Agreement, the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement or Commitment Letter shall be subject to the prior review and approval of Chaparral and, in the case of the Merger Agreement, Edge, which approval shall not be unreasonably withheld. None of the parties hereto will make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the terms hereof.

Section 7.2 Non-Disparagement. Other than as (and to the extent) a party may determine is necessary or appropriate to respond to any legal or regulatory process or proceeding or to give appropriate testimony or to file any necessary documents in any legal or regulatory proceeding or is otherwise required by law, legal process or regulation, no party to this Agreement shall make any public statements or any private statements that disparage, denigrate or malign any of the other parties or persons released herein, concerning the subject matter of this Agreement, the Letter of Intent, Stock Purchase Agreement, Assumption Agreements, Merger Agreement, Commitment Letter or the business or practices of the other parties hereto. Notwithstanding anything set forth in Sections 5.1 and 5.2 to the contrary, nothing herein shall prevent or limit any parties’ right or ability to (a) accurately and fully describe the transactions, agreements and other matters set forth herein or underlying this Agreement to existing or potential investors, creditors or other third parties or (b) make any other disclosure required by law, legal process or regulation. This Agreement constitutes the termination of the Letter of Intent, Stock Purchase Agreement and Assumption Agreements, and the settlement of potential or disputed claims thereunder; it does not and shall not constitute or evidence or be an admission of any wrongdoing, liability or damages by any of the parties hereto.

Section 7.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; provided that this Agreement shall become effective only after one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 7.4 Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. All parties expressly agree to the exclusive jurisdiction of and venue in the state and federal courts of the State of Delaware and waive any objection or defense thereto with respect to any dispute regarding this Agreement, including any action for indemnification hereunder. ALL PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY.

Section 7.5 Notices. Any notice shall be sufficient if in writing, and sent by facsimile transmission with confirmation (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a) if to a Series B Investor or Post Oak, to:

Magnetar Financial LLC

1603 Orrington Avenue, 13th Floor

Evanston, Illinois 60201

Attn: Chief Legal Officer

Telecopy: (847) 869-2064

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopy: (212) 310-8000

Attention:	Irwin H. Warren, Esq.
Alexander D. Lynch, Esq.

(b) if to Post Oak, to:

Post Oak Energy Capital, LP

1111 Bagby, Suite 4900

Houston, Texas 77002

Attn: Robert H. Walls, Jr.

Phone: (713) 571-9393

Fax: (713) 571-9406

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopy: (212) 310-8000

Attention:	Irwin H. Warren, Esq.
Alexander D. Lynch, Esq.

(c) if to Investment Partners, to:

BlackRock Financial Management, Inc.

601 Union Street, 56th Floor

Seattle, WA 98101

Attn: General Counsel

Tel: (206) 613-6700

Fax: (206) 613-6708

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopy: (212) 310-8000

Attention:	Irwin H. Warren, Esq.
Alexander D. Lynch, Esq.

(d) if to QRA, to:

BlackRock Financial Management, Inc.

601 Union Street, 56th Floor

Seattle, WA 98101

Attn: General Counsel

Tel: (206) 613-6700

Fax: (206) 613-6708

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telecopy: (212) 310-8000

Attention:	Irwin H. Warren, Esq.
Alexander D. Lynch, Esq.

(e) if to Triangle Peak, to:

Triangle Peak Partners Private Equity, LP

PO Box 3788

2 SW 4th & Mission, Suite 6

Carmel, CA 93921

Attn: Michael C. Morgan

Telecopy: 831-622-0435

with a copy (which shall not constitute notice) to:

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston TX 77002-2770

Attn: Steven R. Tredennick, Esq.

Telecopy: 713-222-3236

(f) if to Chaparral, to:

Chaparral Energy, Inc.

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Attn: Mark A. Fischer

Phone: (405) 478-8770

Fax: (405) 478-2906

with a copy (which shall not constitute notice) to:

McAfee & Taft A Professional Corporation

10th Floor, Two Leadership Square

Oklahoma City, Oklahoma 73102

Attention: David J. Ketelsleger, Esq.

Telecopy: (405) 235-0439

(g) if to Edge, to:

Edge Petroleum Corporation

1301 Travis, Suite 2000

Houston, Texas 77002

Attention: Robert C. Thomas

Telephone: (713) 654-8960

Telecopy: (713) 650-6494

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana

Houston, Texas 77002

Attention: Gene J. Oshman

Telephone: (713) 229-1178

Telecopy: (713) 229-7778

Section 7.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto (including the Released Persons) and their respective successors and, subject to the preceding sentence, assigns.

Section 7.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

Section 7.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of: (i) the releases of such non-party Released Persons contained in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.3 and 5.4, (ii) the covenants not to sue contained in Section 6.2 and (iii) the indemnification provisions contained in Section 6.4 of this Agreement, and such non-party Released Persons are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 7.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 7.10 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereafter” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall be deemed to mean “and/or.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no provision of this Agreement shall be construed against any party based on its authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

MAGNETAR FINANCIAL LLC
(on behalf of one or more of its affiliates)

By:	/s/ Matthew Hinerfeld
Name:	Matthew Hinerfeld
Title:	Chief Legal Officer

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

CHAPARRAL ENERGY, INC.

By:	/s/ Mark A. Fischer
Mark A. Fischer
President & CEO

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

EDGE PETROLEUM CORPORATION

By:	/s/ John W. Elias
Name:	John W. Elias
Title:	Chairman, President and
Chief Executive Officer

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

INVESTMENT PARTNERS II (B), LLC

By:	BAA Co-Investment Fund II (GenPar), LLC, its managing member
By:	BlackRock Alternative Advisors GP Holdings, LLC, its sole member
By:	BlackRock Financial Management, Inc., its managing member

By:	/s/ Norman D. Bontje
Name:	Norman D. Bontje
Title:	Managing Director

By:	/s/ Marie M. Bender
Name:	Marie M. Bender
Title:	Managing Director

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

QRA SR, LLC

By:	BAA Real Assets II (GenPar), LLC, its managing member
By:	BlackRock Alternative Advisors GP Holdings, LLC, its sole member
By:	BlackRock Financial Management, Inc., its managing member

By:	/s/ Norman D. Bontje
Name:	Norman D. Bontje
Title:	Managing Director

By:	/s/ Marie M. Bender
Name:	Marie M. Bender
Title:	Managing Director

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

POST OAK ENERGY CAPITAL, LP,

By:	/s/ Rob Walls
Name:	Rob Walls
Title:	Managing Director

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP

By:	/s/ Michael C. Morgan
Name:	Michael C. Morgan
Title:	Managing Member Triangle Peak Partners Private Equity GP, LLC

[SIGNATURE PAGE — TERMINATION AND SETTLEMENT AGREEMENT]

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